EXHIBIT 99.1

SP Plus Corporation Acquires Assets of Roker Inc., a Fully-Integrated Mobility Management Platform that Enhances Our Existing Sphere Suite of Solutions

Key Functionality for Municipalities, Universities and Healthcare Institutions

CHICAGO, July 25, 2023 (GLOBE NEWSWIRE) -- SP® Plus Corporation (SP+), (Nasdaq:SP), a best-in-class technology and operations management provider of mobility services for aviation, commercial, hospitality, and institutional clients throughout North America and Europe, announced that it has acquired certain assets of Roker Inc. (“Roker”), a provider of fully-integrated parking solutions that simplify permit, violation and enforcement management for organizations and municipalities of all sizes. SP+ has acquired all the intellectual property of Roker as well as its client contracts and a talented support team based both in the United States and Canada.

Chris Sherman, President of the Commercial Division at SP+, commented, “We see robust demand for a comprehensive mobility solution from municipal clients focused on leveraging smart city applications and from healthcare and university clients looking to digitize the complex permitting requirements that are common on their campuses. Roker has built a hardware-agnostic platform that simplifies what can otherwise be a very complex process for permit and enforcement management for organizations both large and small. The acquisition of Roker’s platform accelerates the go-to-market for these solutions and strengthens our overall Sphere offerings to these verticals. We believe we can capitalize on expanded opportunities with this enhancement of the Sphere suite of services as we leverage our existing client relationships and further expand our capability in these markets.”

Sachin Bedi, Co-founder and CEO of Roker, said, “Our mission at Roker has always been to simplify parking and permit management through our next generation cloud-based SaaS platform. By joining forces with SP+ we have an edge to combine our innovative technology with their extensive resources and market presence. The team at Roker is excited to embark on this promising journey to deliver exceptional parking solutions to a growing customer base and join a company that is revolutionizing the parking industry.”

Jeff Eckerling, Chief Growth Officer of SP+, concluded, “We are excited to welcome Roker’s team to our organization. We have now completed three technology acquisitions within the last twelve months that we believe demonstrate our commitment to leading the digital transformation of our industry and further strengthen our position as a global provider of frictionless, SaaS solutions that expand our addressable market and enable us to accelerate growth.”

About SP+
SP+ (www.spplus.com) develops and integrates industry-leading technology with best-in-class operations management and support to deliver mobility solutions that enable the efficient and time-sensitive movement of people, vehicles, and personal travel belongings. With over 20,000 team members located throughout North America and Europe, SP+ is committed to providing solutions that make every moment matter for a world on the go. For more information, visit www.spplus.com.

About Roker
Roker delivers technology solutions aimed at urban space management inclusive of parking and enforcement. Roker works with mid to large parking asset owners like municipalities, healthcare and universities and helps them solve their challenges around parking via digital permitting, parking enforcement, mobile pay parking, citation lifecycle and parking payments solutions that help parking managers and owners increase revenue and drive operational efficiencies.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including statements regarding expectations, beliefs, plans, intentions and strategies of the Company. The Company has tried to identify these statements by using words such as “expect”, “anticipate”, “believe”, “confident”, “could”, “should”, “estimate”, “intend”, “may”, “plan”, “guidance”, “pathway”, “will”, and similar terms and phrases, but such words, terms and phrases are not the exclusive means of identifying such statements. These forward-looking statements are made based on management's expectations and beliefs concerning future events affecting the Company and are subject to uncertainties and factors relating to operations and the business environment. Actual results, performance and achievements could differ materially from those expressed in, or implied by, these forward-looking statements due to a variety of risks, uncertainties and other factors, including, but not limited to, the following: the Company's ability to successfully effect its strategic growth plan; intense competition; changing consumer preferences and legislation; ability to preserve client relationships; difficulty obtaining insurance coverage or obtaining insurance coverage at a reasonable cost; volatility associated with high deductible and high retention insurance programs; risk that insurance reserves are inadequate; losses not covered by insurance; risks relating to the Company's acquisition strategy and ability to successfully integrate such acquisitions; information technology disruption, cyber-attacks, cyber-terrorism and security breaches; risk management and safety programs do not have the intended effect; risks associated with management type contracts and lease type contracts; deterioration in general economic and business conditions, including inflation or rising interest rates, or changes in demographic trends; labor disputes; catastrophic events such as natural disasters, pandemic outbreaks and military or terrorist attacks could disrupt business; risks associated with operations outside of North America; risk that state and municipal government clients sell or enter into long-term lease type contracts with the Company's competitors or clients for parking-related assets; risks associated with joint ventures; adverse litigation judgments or settlements; risks associated with operating in a highly regulated environment and the impact of public and private regulations or governmental orders; the impact of Federal health care reform; adverse changes in tax laws or rulings; goodwill impairment charges or impairment of long-lived assets; risks due to the Company's substantial indebtedness, including failure to comply with credit facility covenants or meet payment obligations which may accelerate repayment of the Company's indebtedness; lack of availability of adequate capital, financing, or revenues to grow the Company's business or satisfy liquidity needs; financial difficulties or bankruptcy of major clients; the Company’s ability to obtain performance bonds; failure to attract and retain senior management and other qualified personnel; the long-term impact of climate change on our business; and actions of activist investors.

For a detailed discussion of factors that could affect the Company's future operating results, please see the Company's filings with the Securities and Exchange Commission, including the disclosures under "Risk Factors" in those filings. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

Contact:
Connie Jin
SVP, Corporate Development
(312) 274-2105
cjin@spplus.com

Vicky Nakhla
ADVISIRY PARTNERS
(212) 750-5800
vicky.nakhla@advisiry.com